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
                                        OLD  REPUBLIC  INTERNATIONAL  CORPORATION
                                              EARNINGS  PER  SHARE  EXHIBIT
                                      (Amounts in millions, except per share data)
- -----------------------------------------------------------------------------------------------------------------
                                                                   Computation of Primary Earnings Per Share
                                                                -------------------------------------------------
                                                                     Quarters Ended         Nine Months Ended
                                                                      September 30,            September 30,
                                                                ----------------------    -----------------------
                                                                   1994        1993          1994        1993
                                                                ----------  ----------    ----------  -----------
  Weighted average number of common shares outstanding               51.8        51.6          51.9        51.5

  Add: Weighted average number of assumed common shares to be issued upon conversion or exercise of:

       Redeemable and/or Convertible Preferred Stock                  4.9         5.0           4.9         5.0
       Stock Options                                                  0.3         0.4           0.3         0.4
                                                                ----------  ----------    ----------  ----------
  Weighted average number of common and common equivalent shares     57.2        57.1          57.2        57.0
                                                                ==========  ==========    ==========  ==========

  Net income for the period                                         $37.8       $41.4        $108.0      $124.7

  Less dividends applicable to appropriate Series of
       Redeemable and Convertible Preferred Stock                     1.2         1.2           3.7         3.9
                                                                ----------  ----------    ----------  ----------

  Adjusted net income                                               $36.6       $40.2        $104.2      $120.7
                                                                ==========  ==========    ==========  ==========

  Primary earnings per share                                        $0.64       $0.70         $1.82       $2.12
                                                                ==========  ==========    ==========  ==========


  --------------------------------------------------------------------------------------------------------------

                                                                Computation of Fully Diluted Earnings Per Shares
                                                                ------------------------------------------------
                                                                    Quarters Ended          Nine Months Ended
                                                                     September 30,             September 30,
                                                                ----------------------    ----------------------
                                                                   1994        1993          1994        1993
                                                                ----------  ----------    ----------  ----------

  Weighted average number of common shares outstanding               51.8        51.6          51.9        51.5

  Add: Weighted average number of assumed common shares to be issued upon conversion or exercise of:

       Redeemable and/or Convertible Preferred Stock                  5.1         5.1           5.1         5.1
       Convertible Subordinated Debentures                            4.2         4.2           4.2         4.2
       Stock Options                                                  0.3         0.5           0.3         0.5
                                                                ----------  ----------    ----------  ----------
  Weighted average number of common and common equivalent shares     61.6        61.6          61.6        61.5
                                                                ==========  ==========    ==========  ===========

  Net income for the period                                         $37.8       $41.4        $108.0      $124.7

  Less dividends applicable to appropriate Series of
       Cumulative Preferred Stock                                     1.1         1.2           3.7         3.9
  Plus interest applicable to Convertible Debentures                  1.0         1.0           3.0         3.0
                                                                ----------  ----------    ----------  ----------

  Adjusted net income                                               $37.7       $41.2        $107.4      $123.9
                                                                ==========  ==========    ==========  ==========

  Fully diluted earnings per share                                  $0.61       $0.67         $1.74       $2.01
                                                                ==========  ==========    ==========  ==========

